Exhibit 10.2

GUARANTY AGREEMENT

This GUARANTY AGREEMENT, dated as of January 18, 2013 (as further amended, restated, supplemented or amended and restated from time to time, this “Agreement”), is made by each Domestic Subsidiary (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in the recitals or in Article I below) of Cenveo, Inc., a Colorado corporation (“Holdings”), and listed on the signature pages hereof (such Domestic Subsidiaries, together with any Additional Guarantors which hereafter become a party to this Agreement pursuant to Section 5.06(b), are collectively referred to as the “Guarantors” and individually as a “Guarantor”), in favor of MACQUARIE US TRADING LLC, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lenders.

RECITALS

WHEREAS, pursuant to a Credit Agreement, dated as of January 18, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cenveo Corporation, a Delaware corporation (the “Borrower”), Holdings, the Lenders party thereto from time to time (collectively, the “Lenders” and individually, a “Lender”), and Macquarie US Trading LLC, as Administrative Agent, and the other Loan Documents referred to therein, the Lenders have agreed to make Credit Extensions to the Borrower;

WHEREAS, the obligations of the Lenders to make Credit Extensions to the Borrower under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor;

WHEREAS, each Guarantor is engaged in a business which is related to the business of the Borrower and will derive substantial direct and indirect benefits from the Credit Agreement and the Credit Extensions to be made thereunder by the Lenders and the other financial accommodations to the Borrower and its Subsidiaries as may be made available by the Lenders; and

WHEREAS, each Guarantor is willing to guarantee the Obligations of the Borrower as hereinafter provided in order to obtain such benefits;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, each Guarantor agrees, for the benefit of each Lender, as follows:

ARTICLE I
DEFINITIONS

1.01 Definitions.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Additional Guarantors” is defined in Section 5.06(b).

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Borrower” is defined in the first recital.

Guaranty Agreement

“Credit Agreement” is defined in the first recital.

“Guaranteed Obligations” is defined in Section 2.01.

“Guarantor” and “Guarantors” are defined in the preamble.

“Holdings” is defined in the preamble.

“Joinder Agreement” has the meaning provided in the Credit Agreement.

“Post Petition Interest” is defined in Section 2.04(b)(ii).

“Subordinated Obligations” is defined in Section 2.04(b).

“Termination Date” means (a) for all Guarantors, the date on which payment in full in cash of the Obligations of all the Loan Parties occurs; or (b) for any Guarantor other than Holdings, the date on which (i) the Loan Parties sell all of the outstanding capital stock of such Guarantor to a Person other than a Loan Party in a transaction permitted by the Credit Agreement or (ii) such Guarantor no longer constitutes a Subsidiary of Holdings pursuant to a transaction permitted by Section 7.04 of the Credit Agreement.

1.02 Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1.03 Other Interpretive Provisions.  The rules of construction in Sections 1.02 to 1.05 of the Credit Agreement shall be equally applicable to this Agreement.

ARTICLE II
GUARANTEE

2.01 Guarantee; Limitation of Liability.  (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and all Obligations of Holdings and each other Guarantor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments, amendments and restatements, replacements or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (the Obligations of the Borrower and the other Guarantors guaranteed by each Guarantor being the “Guaranteed Obligations” of such Guarantor), and agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or any Lender in enforcing any rights under this Agreement or any other Loan Document.  Without limiting the generality of the foregoing, each Guarantor’s Obligations hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations of such Guarantor and would be owed by any other Loan Party to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

Guaranty Agreement

(b) Each Guarantor, and the Administrative Agent, for itself and each Lender, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Law to the extent applicable to this Agreement and the Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Agreement, such Guarantor will contribute, to the maximum extent permitted by Law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.

2.02 Guarantee Absolute.  Each Guarantor guarantees that the Guaranteed Obligations of such Guarantor will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto.  The Obligations of each Guarantor under or in respect of this Agreement are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  This Agreement is a present and continuing, absolute and unconditional guarantee of payment when due, and not of collection, by each Guarantor jointly and severally with each other Guarantor of the Obligations of the Borrower or any other Guarantor.  The liability of each Guarantor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release, subordination or non-perfection of any collateral, or any taking, release, subordination or amendment or waiver of, or consent to departure from, any other guarantee for all or any of the Guaranteed Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations of any Loan Party, or any manner of sale or other disposition of any collateral for all or any of the Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar

Guaranty Agreement

proceeding under Debtor Relief Laws affecting the Borrower or any other Loan Party or its assets or any resulting release or discharge of any Guaranteed Obligation;

(f) the existence of any claim, setoff or other right which any Guarantor may have at any time against any Loan Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction;

(g) any provision of applicable Law purporting to prohibit the payment or performance by any Loan Party of any of the Obligations of such Loan Party;

(h) any failure of any Lender or the Administrative Agent to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender or the Administrative Agent (each Guarantor waiving any duty on the part of the Administrative Agent or the Lenders to disclose such information);

(i) the failure of any other Person to execute or deliver this Agreement or any other guarantee or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(j) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender or the Administrative Agent that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

2.03 Waivers and Acknowledgments.

(a) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement.

(b) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Administrative Agent or such Lender.

Guaranty Agreement

(e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2.02 and this Section 2.03 are knowingly made in contemplation of such benefits.

2.04 Subordination.  (a)  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Guarantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution (pursuant to Section 2.01(c) or otherwise) or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrower, any other Guarantor or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Guarantor or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right without the prior written consent of the Administrative Agent, unless and until the Termination Date has occurred.

(b) Each Guarantor hereby agrees that any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party, including pursuant to Section 2.01(c) (collectively, the “Subordinated Obligations”), are hereby subordinated to the prior payment in full in cash of the Obligations of such other Loan Party under the Loan Documents to the extent and in the manner hereinafter set forth in this Section 2.04(b):

(i) Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees in writing, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(ii) In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that unless the Administrative Agent otherwise agrees in writing the Lenders shall be entitled to receive payment in full in cash of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) of each other Loan Party before such Guarantor receives payment of any Subordinated Obligations of such other Loan Party.

(iii) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests in writing, collect, enforce and receive payments on account of any Subordinated Obligations due to such Guarantor from any other Loan Party as trustee for the Lenders and deliver such payments to the Administrative Agent for application to the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

Guaranty Agreement

(iv) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (A) in the name of any Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations due to such Guarantor and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (B) to require any Guarantor (1) to collect and enforce, and to submit claims in respect of, Subordinated Obligations due to such Guarantor and (2) to pay any such amounts to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

(c) If any amount shall be paid to any Guarantor in violation of this Section 2.04 at any time prior to the Termination Date for such Guarantor, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(d) If the Termination Date for the Borrower shall have occurred, the Administrative Agent will, at any Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from any payment made by such Guarantor pursuant to this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.01 Credit Agreement Representatives and Warranties.  Each Guarantor hereby makes each representation and warranty made in the Credit Agreement by the Borrower and Holdings with respect to such Guarantor.

3.02 No Conditions Precedent.  There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

3.03 Independent Credit Analysis.  Each Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

ARTICLE IV
COVENANTS

4.01 Credit Agreement Covenants.  Each Guarantor covenants and agrees that until the Termination Date for such Guarantor, it will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Agreement on its

Guaranty Agreement

or their part to be performed or observed or that the Borrower or Holdings has agreed to cause such Guarantor to perform or observe.

4.02 Separateness Covenants.  Each Guarantor covenants and agrees that until the Termination Date for such Guarantor it shall not:

(a) fail to pay its debts and liabilities from its own funds;

(b) fail to use reasonable efforts to correct any known misunderstanding of any other Person actually known to it regarding its separate legal identity;

(c) fail to maintain its records, books of accounts, bank accounts and financial statements separate and apart from those of any other Person (except that the financial position, assets, results of operations and cash flows of each Guarantor may be included in the consolidated financial statements of an Affiliate in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that each of the Guarantors and such Affiliate are separate legal entities), and use stationery, invoices and checks bearing its own name;

(d) commingle its funds or assets with those of any other Person;

(e) fail to hold its assets in its own name;

(f) fail to observe at all times faithfully and fully all corporate, limited liability company or limited partnership formalities, as applicable;

(g) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including, but not limited to, paying for shared office space and services performed by any officer or employee of such Affiliate;

(h) fail to hold itself out as being separate and apart from any Affiliates and any other Person, and conduct its business in its own name;

(i) fail to observe at all times faithfully and fully its formal legal requirements as a separate legal entity;

(j) hold itself out to be responsible for the debts of another Person or assume or Guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, except as contemplated by this Agreement or as otherwise permitted by the Credit Agreement; or

(k) fail to hold itself out to the public as a legal entity separate and distinct from any other Person, or to conduct its business in order not to (i) mislead others as to the identity with which such other party is transacting business, or (ii) suggest that such Guarantor is responsible for the debts of any other Person.

ARTICLE V
MISCELLANEOUS PROVISIONS

Guaranty Agreement

5.01 Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

5.02 No Waiver; Remedies.  No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by the Law.

5.03 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by, such Lender or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Documents to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

5.04 Indemnification.  (a)  Without limitation of any Guarantor’s obligation to guarantee the Borrower’s reimbursement and indemnification Obligations under Section 11.04 of the Credit Agreement, each Guarantor shall independently indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party as and to the extent provided in Section 11.04 of the Credit Agreement.

(b) Each Guarantor hereby also agrees that none of the Indemnitees shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact, and each Guarantor hereby agrees not to assert any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of the Loans, the actual or proposed use of the proceeds of the Credit Extensions, the Loan Documents or any of the transactions contemplated by the Loan Documents.

(c) All amounts due under this Section 5.04 shall be payable not later than ten Business Days after demand therefor.

(d) Without prejudice to the survival of any of the other agreements of any Guarantor under this Agreement or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 2.01(a) (with respect to enforcement expenses), the last sentence of Section 2.02, Section 2.05 and this Section 5.04 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Agreement.

Guaranty Agreement

5.05 Continuing Guarantee; Reinstatement.  (a) This Agreement is a continuing agreement and shall (i) remain in full force and effect with respect to each Guarantor until the Termination Date for such Guarantor, (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Administrative Agent, the Lenders and their respective successors, transferees and assigns.

(b) This Agreement shall continue to be effective or be reinstated, as the case may be, with respect to a Guarantor if at any time any payment of any of the Guaranteed Obligations of such Guarantor is rescinded or must otherwise be returned by any Lender or any other Person in connection with the insolvency, bankruptcy, reorganization or other similar proceedings affecting the Borrower or any other Loan Party under Debtor Relief Laws or otherwise, all as though such payment had not been made.

(c) The Obligations of a Guarantor under this Agreement shall terminate on the Termination Date for such Guarantor.

5.06 Amendments, etc.; Additional Guarantors; Successors and Assigns.  (a)  No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, with respect to any such amendment, by the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Upon the execution and delivery by any Person of a Joinder Agreement, such Person shall be referred to as an “Additional Guarantor” and shall be and become a Guarantor, and each reference in this Agreement to “Guarantor” shall also mean and be a reference to such Additional Guarantor.

(c) This Agreement shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of the Administrative Agent and each Lender and their respective successors, transferees and assigns; provided, however, that no Guarantor may assign its obligations hereunder without the prior written consent of the Administrative Agent.

5.07 Addresses for Notices; Holdings and Borrower as Representative.  (a) All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by facsimile to each party hereto at the address set forth in Section 11.02 of the Credit Agreement (with any notice to a Guarantor being delivered to such Guarantor in care of the Borrower).  All such notices and other communications shall be deemed to be given or made at the times provided in Section 11.02 of the Credit Agreement.

(b) Each Guarantor hereby appoints Holdings and/or the Borrower to act as the representative for such Guarantor for purposes of delivering and receiving notices on behalf of such Guarantor under, and confirming the consent of such Guarantor and otherwise authorizing and delivering supplements and amendments to, the Loan Documents to which such Guarantor is a party on behalf of such Guarantor.

5.08 Section Captions.  Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

5.09 Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement

Guaranty Agreement

shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.10 Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

5.11 Governing Law, Etc.  (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.07.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

5.12 Right to Trial by Jury.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY

Guaranty Agreement

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.13 Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Page Follows]

Guaranty Agreement

IN WITNESS WHEREOF, each Guarantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CENVEO COMMERCIAL OHIO, LLC, a Colorado limited liability company
CNMW INVESTMENTS, INC., a Delaware corporation
CENVEO GOVERNMENT PRINTING, INC., a Colorado corporation
CENVEO SERVICES, LLC, a Colorado limited liability company
DISCOUNT LABELS, LLC, an Indiana limited liability company
CENVEO OMEMEE LLC, a Delaware limited liability company
COLORHOUSE CHINA, INC., a Colorado corporation
RX JV HOLDING, INC., a Delaware corporation
CRX JV, LLC, a Delaware limited liability company
CRX HOLDING, INC., a Delaware corporation
RX TECHNOLOGY CORP., a Delaware corporation
CADMUS PRINTING GROUP, INC., a Virginia corporation
CADMUS FINANCIAL DISTRIBUTION, INC.  a Virginia corporation
GARAMOND/PRIDEMARK PRESS, INC., a Maryland corporation
WASHBURN GRAPHICS, INC., a North Carolina corporation
CADMUS JOURNAL SERVICES, INC., a Virginia corporation

By:	/s/ Scott J. Goodwin
	Name:	Scott J. Goodwin
	Title:	Chief Financial Officer

Signature Page to Guaranty Agreement

CADMUS DELAWARE, INC., a Delaware corporation
CADMUS UK, INC., a Virginia corporation
EXPERT GRAPHICS, INC., a Virginia corporation
CADMUS MARKETING GROUP, INC., a Virginia corporation
CADMUS MARKETING, INC., a Virginia corporation
CADMUS/O’KEEFE MARKETING, INC., a Virginia corporation
OLD TSI, INC., a Georgia corporation
CADMUS INVESTMENTS, LLC, a Delaware limited liability company
PORT CITY PRESS, INC., a Maryland corporation
[SCIENCE CRAFTSMAN INCORPORATED, a New York corporation]
CADMUS INTERNATIONAL HOLDINGS, INC., a Virginia corporation
CDMS MANAGEMENT, LLC, a Delaware limited liability company
MADISON/GRAHAM COLORGRAPHICS, INC., a California corporation
PC INK CORP., a Delaware corporation
CENVEO NIC, INC., a Georgia corporation
VSUB HOLDING COMPANY, a Virginia corporation

By:	/s/ Scott J. Goodwin
	Name:	Scott J. Goodwin
	Title:	Chief Financial Officer

Signature Page to Guaranty Agreement

MADISON/GRAHAM COLORGRAPHICS  INTERSTATE SERVICES, INC., a California corporation
COMMERCIAL ENVELOPE MANUFACTURING CO. INC., a New York corporation
CENVEO CEM, INC., a Delaware corporation
CENVEO CEM, LLC, a Delaware limited liability company
REX 2010, LLC, a Florida limited liability company
136 EASTPORT ROAD, LLC, a Delaware limited liability company
LIGHTNING LABELS, LLC, a Delaware limited liability company
NASHUA CORPORATION, a Massachusetts corporation
NASHUA INTERNATIONAL, INC., a Delaware corporation
IMPAXX, INC., a Delaware corporation
CMS GILBRETH PACKAGING SYSTEMS, INC., a Delaware corporation
ENVELOPE PRODUCT GROUP, LLC, a Delaware limited liability company
VAUGHAN PRINTERS INCORPORATED, a Florida corporation

By:	/s/ Scott J. Goodwin
	Name:	Scott J. Goodwin
	Title:	Chief Financial Officer

Signature Page to Guaranty Agreement